Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Complete Genomics, Inc.

Dated: February 11, 2011
PROSPECT VENTURE PARTNERS III, L.P.
By:	Prospect Management Co. III, L.L.C.
Its:	General Partner

/s/ Lori Hoover-Simotas
Lori Hoover-Simotas
Attorney-in-Fact

PROSPECT MANAGEMENT CO. III, L.L.C.
/s/ Lori Hoover-Simotas
Lori Hoover-Simotas
Attorney-in-Fact